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                                                                    Exhibit 99.2

[EMULEX LOGO]

FOR IMMEDIATE RELEASE

Investor Contact:  Michael J. Rockenbach    Press Contact:  Robin Austin
                   Chief Financial Officer                  Sr. Manager, Public
                   (714) 513-8213                           Relations
                                                            (714) 513-8152


                      EMULEX COMPLETES ACQUISITION OF VIXEL

         COSTA MESA, CALIF., NOVEMBER 17, 2003 - Emulex Corporation (NYSE:ELX) announced today that it has completed its acquisition of Vixel Corporation. Emulex acquired Vixel through a cash tender offer for $10.00 a share, and a subsequent merger of a wholly-owned subsidiary with and into Vixel. Vixel shares have been delisted from Nasdaq, and ceased trading at the close of business today.

         With the completion of the merger, Emulex, the world's largest supplier of Fibre Channel HBAs, adds a growing SAN infrastructure business with a broad portfolio of OEM design wins for embedded switching solutions. "Emulex is now positioned to deliver to OEM customers both the I/O silicon traditionally produced by Emulex and the InSpeed embedded switching solutions supplied by Vixel, including embedded switch on a chip (SOC) and root switch products, that are core to next-generation storage architectures," said Paul F. Folino, Chairman and CEO of Emulex. "This is a very complementary acquisition that leverages a common OEM business model, offers financial synergies, and promises more innovative solutions for the industry."

ABOUT EMULEX

         Emulex Corporation is the world's largest supplier and developer of storage networking host bus adapters and a leading provider of embedded storage connectivity technologies to the industry's top-tier storage and server manufacturers. Emulex was recently named one of Forbes Magazine's 25 Fastest Growing Technology Companies in 2002, and ranked number 15 in Deloitte & Touche's 2003 Technology Fast 50.
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Emulex Completes Acquisition of Vixel
November 17, 2003
Page 2


         The Emulex award-winning product families, including its LightPulse(TM) HBAs and InSpeed(TM) embedded storage switching products, are based on internally developed ASIC, firmware and software technologies spanning both Fibre Channel and IP networking protocols, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company's products have been selected by the world's leading server and storage providers, including Apple, Dell, EMC, Fujitsu Siemens, Groupe Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, StorageTek, Sun Microsystems, Unisys and Xyratex. In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Additionally, Emulex and Intel, via a joint development agreement, are pioneering the industry's first storage processors for Serial ATA, Serial Attached SCSI and Fibre Channel interfaces within a single architecture.

         Emulex markets to OEMs and end users through its own worldwide selling organization, as well as its two-tier distribution partners, including ACAL, Avnet, Bell Microproducts, Info-X, Netmarks, Tech Data, TidalWire and Tokyo Electron. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at www.emulex.com.

EMULEX WE NETWORK STORAGE

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act that are subject to the "safe harbor" of those Acts, including, without limitation, statements regarding Emulex positioning, synergies, and solutions.

In some cases, these and other forward-looking statements can be identified by terminology such as "anticipates," "believes," "continue," "could," "estimates," "future," "intends," "predicts," "projects," "potential," "promise," "plans," "should," "would" or similar terms. These statements are subject to risks and uncertainties. Our actual results may differ materially as a result of the risks and uncertainties described under the heading "Risk Factors" in Emulex's annual and quarterly reports filed with the SEC. These statements are made as of the date of this press release, and Emulex disclaims any obligation to update or alter the statements or to explain the reasons why actual results may differ as a result of new information, future events, or otherwise.

                              --------------------

         This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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